Articles of Amendment

to

Articles of Incorporation

of

Real Estate Contacts, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000037567

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.

If amending name, enter the new name of the corporation:

____________________________________________________________________________________The new

name  must  be distinguishable  and contain the word  "corporation, "  "company, " or  "incorporated"  or the abbreviation

"Corp.,"  "Inc.," or Co.,"  or the designation  "Corp,"  "Inc," or  "Co".  A professional  corporation name must contain the word "chartered, " "professional association, " or the abbreviation "P .A. "

B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX )

D.

If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent  ________________________________________________

_____________________________________________________

(Florida street address)

New Registered Office Address:  ______________________________ Florida ___________________

(City)

(Zip Code)

N ew Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent.  I am familiar with and accept the obligations of the position.

________________________________________________________________________

Signature of New Registered Agent, if changing

Page 1of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer.  If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner.  Currently John Doe is listed as the PST and Mike Jones is listed as the V There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

	X Change	PT	John Doe
	X Remove	V	Mike Jones
	X Add	SV	Sally Smith
Type of Action (Check One)		Title	Name	Address
1)	☐Change
☐Add
☐Remove

2)	☐Change
☐Add
☐Remove

3)	☐Change
☐Add
☐Remove

4)	☐Change
☐Add
☐Remove

5)	☐Change
☐Add
☐Remove

6)	☐Change
☐Add
☐Remove

E. If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary).

(Be specific)

Article II of our Articles of Incorporation is amended as follows:
The total number of shares this corporation is authorized to issue is 5,000,000,000
(five billion), allocated as follows among these classes and series of stock:

Common Stock Class, par value $0.00001 per share 4,999,900,000 shares authorized
Preferred Stock Class, Series A par value $0.0001 per share -10,000 shares authorized
Preferred Stock Class, Series B par value $0.001 per share - 90,000 shares authorized

The participating rights, relative rights, optional or other special rights, powers, designations, preferences, issuance rules, limitations, restrictions and qualifications for each of our classes of stock, as well as the authorized amounts for each, shall be determined, where actively or passively allowed by state and/or federal law, by the bylaws, as amended, as approved by a majority of the duly-elected Directors of the
Corporation

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

( if not applicable, indicate NIA)

N/A

The date of each amendment(s) adoption: February 6, 2015

, if other than the date this document was signed.

Effective date if applicable:   February 10, 2015

.

(no more than 90 days after amendment file date)

Adoption of Amendment(s)

(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
“The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________________________.” (voting group)
☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.`

Dated   02-06-2015

Signature /s/ Robert DeAngelis

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert DeAngelis

(Typed or printed name of person signing)

Chief Executive Officer – President

(Title of person signing)